UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Unify Corporation
(Exact name of registrant as specified in its charter)

Delaware		94-2710559
(State of incorporation or organization)		(I.R.S. Employer
Identification No.)

2101 Arena Blvd., Suite 100,
Sacramento, CA		95834
(Address of principal executive offices)		(Zip Code)
_______________

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which the form relates: 333-3834

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the securities to be registered hereunder is contained in the section entitled “Description of Capital Stock” included in the Registrant’s Prospectus, dated June 6, 1996, contained in the Registrant’s Amendment No. 3 to its Form S-1 Registration Statement, as amended, (File No. 333-3834), and as amended in the section entitled “Description of Securities” included in the Registrant’s Post-Effective Amendment No. 1 to its Form S-1 Registration Statement (File No. 333-142045), filed under the Securities Act of 1933, as amended, with the Securities Exchange Commission. Such portion of the Registration Statement, as amended, is incorporated herein by reference. Reference is also made to Registrant’s registration statement on Form 8-A, dated June 6, 1996 (File No. 001-3834), filed pursuant to Section 12(g) of the Securities Exchange Act of 1943, as amended.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered or listed on the NASDAQ Stock Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNIFY CORPORATION

Date: August 21, 2008	By:	/s/ STEVEN D. BONHAM
Steven D. Bonham
Chief Financial Officer